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                                                EXHIBIT 23.1


               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61116) pertaining to the $uper $aver - A 401(k) Capital Accumulation Plan for Employees of Participating AMR Corporation Subsidiaries of our report dated June 27, 2003, with respect to the financial statements and supplemental schedule of $uper $aver - A 401(k) Capital Accumulation Plan for Employees of Participating AMR Corporation Subsidiaries included in its Annual Report (Form 11-K) for the year ended December 31, 2002.



Dallas, Texas
June 27, 2003


























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